Exhibit 21.1

List of Subsidiaries

Company Name	Jurisdiction	Percentage of ownership
Galaxy Payroll Group Limited	British Virgin Islands	-
Melkweg Holdings Limited	Cayman Island	100% directly owned by Galaxy Payroll Group Limited
Melkweg Holdings (BVI) Limited	British Virgin Islands	100% directly owned by Melkweg Holdings Limited
Galaxy Payroll Services Limited	Hong Kong	100% directly owned by Melkweg Holdings (BVI) Limited
Galaxy GEO Services Limited	Hong Kong	100% directly owned by Melkweg Holdings (BVI) Limited
GALAXY PAYROLL (TAIWAN) LIMITED	Hong Kong	100% directly owned by Melkweg Holdings (BVI) Limited
GALAXY PAYROLL (CHINA) LIMITED	Hong Kong	100% directly owned by Melkweg Holdings (BVI) Limited
Galaxy Recursos Humanos (Macau) Limitada	Macau	98% held by Galaxy Payroll Services Limited and 2% held by Galaxy GEO Services Limited
Galaxy Corporate Management Consultancy (Shenzhen) Limited	People's Republic of China	100% directly owned by GALAXY PAYROLL (CHINA) LIMITED
Galaxy Human Resources Limited	Taiwan	100% directly owned by GALAXY PAYROLL (TAIWAN) LIMITED